                                  Exhibit 99.1
                                  ------------

CONTACT:    Leonard Carr
            Sr. Vice President
            713-783-8200
            lcarr@tidelmail.com

FOR IMMEDIATE RELEASE

                    TIDEL REPORTS UPDATE ON FINANCING MATTERS

HOUSTON, Texas -- June 6, 2001 -- Tidel Technologies,  Inc. (Nasdaq: ATMS) today announced that an agreement had been reached with Montrose Investments Ltd., the holder of $15 million principal amount of Tidel's 6% Convertible Debentures,  to extend the first "put date" from June 5, 2001 until June 26,  2001.  The parties agreed  to the  extension  to allow  time for  continued  discussions  regarding potential  modifications  of the  terms  of the  Debentures.  The  amended  date coincides  with the first "put date" for the  remaining $3 million of Debentures held by the Acorn Investment Trust.

Tidel also  announced  that it had  reached an  agreement  with its senior  debt holder,  the  Chase  Manhattan  Bank,  to amend  the  terms  of its $10  million
Revolving Credit Agreement. The amendment provides for a temporary adjustment to the components of the borrowing base to permit additional credit availability of
$1 million through August 31, 2001.

In  addition,  Tidel  reported  that  yesterday  it  received  a  $1.65  million prepayment  in full from a customer on two notes  receivable  originally  due in
March  and May  2002.  The  notes  had been  issued  pursuant  to the  Company's distributor financing program.

Tidel  Technologies,  Inc.  is one  of the  nation's  leading  manufacturers  of automated  teller  machines and cash security  equipment  designed for specialty retail  marketers.  In 2000,  Tidel was the leading provider of ATMs to non-bank locations  in the U.S.,  and ranked  55th in Forbes'  list of the 200 Best Small
Companies in America.  To date,  Tidel has sold more than 30,000 retail ATMs and
115,000  retail  cash  controllers  in the  U.S.  and 36 other  countries.  More information  about the company and its  products may be found on the Internet at
www.tidel.com.

"SAFE HARBOR" DISCLAIMER UNDER THE PRIVATE  SECURITIES  LITIGATION REFORM ACT OF
1995:  THIS  PRESS  RELEASE  CONTAINS  FORWARD-LOOKING   STATEMENTS,   INCLUDING
STATEMENTS AS TO ANTICIPATED OR EXPECTED RESULTS, BELIEFS,  OPINIONS, AND FUTURE
FINANCIAL  PERFORMANCE.  THE  FORWARD-LOOKING  STATEMENTS  ARE BASED ON  CURRENT
EXPECTATIONS AND ASSUMPTIONS AND INVOLVE RISKS AND UNCERTAINTIES  THAT MAY CAUSE
THE COMPANY'S  ACTUAL  EXPERIENCE TO DIFFER  MATERIALLY  FROM THAT  ANTICIPATED.
ESTIMATES  ARE  BASED ON  RELIABLE  INFORMATION  AND PAST  EXPERIENCE.  HOWEVER,
OPERATING  RESULTS ARE AFFECTED BY A WIDE VARIETY OF FACTORS,  MANY OF WHICH ARE
BEYOND THE CONTROL OF THE COMPANY.  FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THE
LEVELS OF ORDERS WHICH ARE  RECEIVED  AND CAN BE SHIPPED IN A QUARTER;  CUSTOMER
ORDER PATTERNS AND  SEASONALITY;  COSTS OF LABOR,  RAW  MATERIALS,  SUPPLIES AND
EQUIPMENT;  TECHNOLOGICAL  CHANGES;  COMPETITION  AND  COMPETITIVE  PRESSURES ON
PRICING;   AND  ECONOMIC   CONDITIONS  IN  THE  UNITED  STATES  AND   WORLDWIDE.
ADDITIONALLY,  FACTORS  AND RISKS  AFFECTING  OPERATING  RESULTS  INCLUDE  THOSE
DESCRIBED IN THE COMPANY'S  REGISTRATION  STATEMENTS AND PERIODIC  REPORTS FILED
WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

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